UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 19345

Date of Report (Date of earliest event reported): June 10, 2022

Inception Mining, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55219	35-2302128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5330 South 900 East, Suite 280 Murray, Utah	84107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 312-8113

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As of June 10, 2022, Inception Mining, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Antilles Family Office, LLC (the “Investor”), pursuant to which the Company agreed to settle claims asserted by the Investor in the Verified Complaint filed by the Investor against the Company in the United States District Court (the “Court”) for the District of Delaware (Case No. 1:21-CV-01822-CFC) on or about December 27, 2021. The complaint alleged that the Company breached its Note Purchase Agreement with the Investor, pursuant to which the Investor’s assignors, Discover Growth Fund, LLC (“Assignor”), made a loan of $3,000,000.00 to the Company, and the Company issued a Senior Secured Redeemable Convertible Note (“Note”) with a face value of $4,250,000 on May 20, 2019 in favor of Assignor that was subsequently assumed by the Investor, and breached a subsequent Forbearance Agreement by failing to remit all of the required quarterly and monthly payments in 2021 and make loan payments since March 31, 2021.

Conditioned upon the Court approving the Settlement Agreement, the Company and its transfer agent are required to reserve an aggregate of 10,000,000,000 shares of Company common stock (the “Conversion Shares”) for the Investor. The Investor and the Company are required to jointly request a stipulated order (a) finding that (i) under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”) that the exchange of Note and the claims for shares of Company common stock provided for in the Settlement Agreement is fair, (ii) the shares of Company common stock issued upon conversion of the Note previously issued by the Investor are not required to be registered under the Securities Act, and (iii) the Investor is not required to register as a dealer pursuant to Section 15(b) of the Exchange Act; (b) requiring 541,449,789 shares of Defendant’s common stock to be immediately reserved for issuance to Plaintiff, and all Conversion Shares to be authorized and reserved within 30 days of the order; and (c) requiring the immediate issuance and delivery in electronic form of free trading shares of common stock by Defendant and its Transfer Agent, and any subsequent transfer agent, at any time and from time to time on request by Plaintiff in accordance with the procedures and beneficial ownership limitations of the Note, until all Conversion Shares are issued and delivered.

Pursuant to the Settlement Agreement, the Company has the right to terminate any then-remaining share reserve and any then-remaining obligation to issue Conversion Shares by paying to Investor the sum of $1,000,000 at any time within one year after the date of the Court approval of the Settlement Agreement, or $1,500,000 at any time thereafter.

On June 16, 2022, the parties submitted that stipulated order to the Court for approval.

The foregoing description of the terms of the Settlement Agreement is subject to, and qualified in its entirety by, the terms of the Settlement Agreement, which is attached hereto as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement by and between Inception Mining, Inc., and Antilles Family Office, LLC
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inception Mining, Inc.

Date: June 16, 2022	By:	/s/ Trent D’Ambrosio
	Name:	Trent D’Ambrosio
	Title:	Chief Executive Officer